Exhibit 10.3.1

ISO AGREEMENT

THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant and Greenway Medical Technologies Inc. (the “Company”);

WITNESSETH THAT:

WHEREAS, the Company maintains the 1999 Stock Option Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Qualified Stock Option Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.  Terms of Award.  For following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)

The “Participant” is [Name].

(b)

The “Grant Date” is [Date].

(c)

The number of “Covered Shares” shall be [Shares] shares of Stock.

(d)

The “Exercise Price” is $ [Strike] per share.

Other terms used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

2.  Award and Exercise Price.  This Agreement specifies the terms of the option (the “Option”) granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1. The Option is intended to constitute an “incentive stock option” as that term is used in Code section 422. To the extent that the aggregate fair market value (determined at the time of grant) of Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in should be understood that there is no assurance that the option will, in fact, be treated as an incentive stock option.

3.  Date of Exercise. Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment:

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
1/5 of Covered Shares	[date]
1/5 of Covered Shares	[date]
1/5 of Covered Shares	[date]
1/5 of Covered Shares	[date]
1/5 of Covered Shares	[date]

An Installment shall not become exercisable on the otherwise applicable Vesting Date until the earliest to occur of the following:

(a)  the tenth anniversary of the Option grant; or

(b)  an initial public offering of the Common Stock.

An Installment shall not become exercisable on the otherwise applicable Vesting Date if the Participant’s Date of Termination (as defined in paragraph 8) occurs on or before such Vesting Date. Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) as follows:

(a)

The Option shall become fully exercisable upon the Participant’s Date of Termination, if the Participant’s Date of Termination occurs by reason of the Participant’s death or Normal Retirement.

(b)

The Option shall become fully exercisable upon a Change in Control and the Constructive Termination of the Participant, if the Participant’s Date of Termination does not occur on or before the Change in Control.

(c)

Otherwise, the Option shall become fully exercisable one year after the Change in Control, provided the Participant remains an employee of the Company.

The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with this paragraph 3.

4.  Expiration.  The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration Date” shall be earliest to occur of:

(a)

the ten-year anniversary of the Grant Date;

(b)

if the Participant’s Date of Termination occurs by reason of death, the one-year anniversary of such Date of Termination;

(c)

if the Participant’s Date of Termination occurs by reason of disability, the 90-day anniversary of such Date of Termination;

(d)

if the Participant’s Date of Termination occurs by reason of Cause, the options expire on the Date of Termination; or

(e)

if the Participant’s Date of Termination occurs for reasons other than death, Disability or Cause, the 30-day anniversary of such Date of Termination.

5.  Method of Option Exercise.  Subject to the Agreement and the Plan, the Option may be exercised in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate number of less than 100 Options. An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Plan Administrator, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by either actual delivery of shares or by attestation, mature shares of Company Stock owned by the Participant (for a minimum of six months) and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Company Stock with the balance in cash, by certified check, bank cashier's check or wire transfer; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

6.  Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

7.  Transferability.  The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant.

8.  Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)

Change in Control.  The term “Change in Control” means:

(i)

Change in the ownership of the Company

(a) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the Company's stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) of section 2(ii))). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section;

ii)

Change in the effective control of the Company

(a) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 50 percent or more of the total voting power of the stock of such corporation; or

(b) A majority of members of the Company's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election. This presumption may be rebutted by establishing that such acquisition or acquisitions of the Company's stock, or such replacement of the majority of the members of the Company's Board of Directors, does not transfer the power to control (directly or indirectly) the management and policies of the Company from any one person (or more than one person acting as a group) to another person (or group). For purposes of this section, in the absence of an event described in paragraph (a) or (b) of section (ii), a change in the effective control of the Company is presumed not to have occurred.

(c) If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of section (ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph (i) of this section);

(iii)

Change in ownership of a substantial portion of the Company's assets

(a) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to or more than one third of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

(b) A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (2) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50 percent of the total value or voting power is owned, directly or indirectly, by a person described in paragraph (b)(3) of section 2(d)(iii).

(b)

Date of Termination.  The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

(c)

Disability.  Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(d)

Retirement.  “Retirement” of the Participant shall mean, with the approval of the Committee, the occurrence of the Participant’s Date of Termination on or after the date the Participant attains age 65.

(e)

Plan Definitions.  Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

9.  Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

10.  Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

11.  Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Plan Administrator; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

12.  Not An Employment Contract.  The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

13.  Notices.  Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

14.  Fractional Shares.  In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2(e) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

15.  No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

16.  Buy-Sell Agreement.  Any stock acquired pursuant to this agreement is subject to the Corporate Buy-Sell Agreement Between Stockholders.

[17.  Adjustments for Pooling-of-Interests Accounting.  If the Company enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the Option or any aspect thereof could reasonably be expected to preclude such treatment, then the Board may modify (to the minimum extent required) or revoke (if necessary) the Option or any of the provisions thereof to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting.]

18.  Amendment.  This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

 Greenway Medical Technologies, Inc.

By:

Its: